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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation in the Registration Statement of World of Tea Inc. on Form SB-2 of our report on the financial statements of the Company as its registered independent auditors dated March 4, 2008, as of and for the period ended December 31, 2007. We further consent to the reference to us in the section on Experts.

Respectfully submitted,

/s/ Davis Accounting Group P.C.

Cedar City, Utah,
March 5, 2008.